UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02. Results of Operations and Financial Condition.

On May 7, 2020, Flex Ltd. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended March 31, 2020. A copy of the press release is furnished with this report as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

The Company is providing the disclosure below regarding the impact of the COVID-19 pandemic on its business. This disclosure supersedes the disclosure included in the Company’s Current Report on Form 8-K dated March 9, 2020.

Impact of COVID-19 on Our Business

The COVID-19 pandemic has resulted in a widespread public health crisis and numerous disease control measures being taken to limit its spread, including travel bans and restrictions, quarantines, shelter-in-place orders, and shutdowns. These measures have materially impacted and are continuing to impact our workforce and operations, the operations of our customers, and those of our respective vendors and suppliers. We have significant operations worldwide, including in China, Mexico, the United States, Brazil, India, Malaysia and Europe, and each of these geographies has been affected by the outbreak and taken measures to try to contain it, resulting in disruptions at many of our manufacturing operations and facilities. The extent to which the COVID-19 pandemic will continue to impact our business and financial results going forward will be dependent on future developments such as the length and severity of the crisis, the potential resurgence of COVID-19 in the future, future government actions in response to the crisis and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable.

In response to the outbreak, we deployed our contingency and resiliency plans that are encompassed in our business continuity programs. Our resiliency advisory and crisis management teams defined work streams and set up “war” rooms with hundreds of employees, organizing across our global footprint, and coordinating and communicating with our suppliers and customers. Our leadership teams initiated enhanced health and safety measures across all facilities, as our foremost focus has been the health and safety of our employees. We modified practices at our manufacturing locations and offices to require personal protective equipment, sanitization measures, temperature checks and social distancing well before these measures were mandated. Our protocols to protect employees and safely operate our facilities have been implemented in partnership with several governments, including in China, Mexico, Malaysia Brazil, and in Europe. These measures also have enabled us to continue to conduct operations which are considered to be essential services, including but not limited to the manufacture of critical health care products.

As one of the largest medical device manufacturers, we recognized that we had a responsibility to do our part to make a difference in the fight against this disease. With many of the products we make for our healthcare customers related to critical care quickly running in short supply, we ramped our efforts to expand delivery of critical products, including oxygen concentrators, patient monitors, infusion pumps, and ICU beds. We are also greatly increasing our testing equipment production for both point of care and large laboratory systems and are currently partnering with our customers to manufacture ventilators at six sites around the globe.

We are presently operating in the majority of our manufacturing facilities across the globe. Our China operations are now fully up and running. There are a few regions that were impacted by acute outbreaks, such as Italy, or have seen complete country shutdowns, including India and Malaysia. In these geographies, we remain in contact with the local and national governments, and have received or are in the process of receiving waivers to safely return factories to full capacity. In addition, we have also shut down our automotive facilities (including in Mexico and Europe) in line with shutdowns executed by the major North American and European auto makers. For those employees who are not working at our manufacturing facilities, including corporate and regional headquarters, we have been operating on a work-from-home basis. We do not believe that our work-from-home protocols have materially adversely impacted our internal controls, financial reporting systems or our operations.

All of our business segments were impacted in the fourth quarter of our fiscal year 2020, with our High Reliability Solutions segment impacted by factory shutdowns by several of our large OEM customers of our automotive business, although our health solutions business has experienced a significant increased demand for critical health care products. Our Industrial and Emerging Industries segment was impacted by supply chain disruptions that impacted product ramps for various industrial and home and lifestyle customers. Our Communications & Enterprise Compute segment was impacted by production disruptions in certain of our Asian facilities and late quarter disruptions in our Mexican facilities. Finally, our Consumer Technologies Group segment was impacted by significant China-based supply chain constraints. Overall, we absorbed additional direct incremental costs of approximately $52 million primarily related to costs associated with enhanced health and safety infrastructure, labor incentives and incremental supply chain expenses. The facility and supply chain constraints, increased incremental costs, as well as lower customer demand for certain product categories have continued in the first quarter of our fiscal year 2021.

To ensure that we are prepared for an uncertain demand environment, we have aggressively cut costs and are preserving cash. Our goal is to maintain as many jobs as we can and maintain our ability to invest where we need to enable future business. To accomplish these objectives, we implemented a combination of graduated salary cuts, furloughs and other programs to cut costs, including aggressively reducing discretionary corporate spend. Though we have mitigated the majority of the initial supplier constraints and component shortages that we encountered early in the quarter, we continue to operate in an unusual and dynamic environment with respect to virus-related production limitations and fluctuating demand. As a result, we expect it will take a few quarters to adequately reduce our inventory levels to align with the current demand environment. We also made the decision to suspend our share repurchase program during the first quarter of our fiscal year 2021 and postponed all non-critical capital expenditures. We have established a robust contingency planning methodology and will adjust our actions based on how future events evolve.

Risk Factor Update

In addition, the Company is supplementing the risk factors described in Part I, “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and Part II, “Item 1.A. Risk Factors” in its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 27, 2019 and December 31, 2019 (the "Periodic Reports") with the following risk factor. The information in this Current Report on Form 8-K, including the risk factor disclosure below, should be read in conjunction with the other risk factors described in the Periodic Reports.

The COVID-19 pandemic has materially and adversely affected our business and results of operations. The duration and extent to which it will continue to adversely impact our business and results of operations remains uncertain and could be material.

The COVID-19 pandemic has resulted in a widespread public health crisis and numerous disease control measures being taken to limit its spread, including travel bans and restrictions, quarantines, shelter-in-place orders, and shutdowns. These measures have materially impacted and are continuing to impact our workforce and operations, the operations of our customers, and those of our respective vendors and suppliers. We have significant operations worldwide, including in China, Mexico, the United States, Brazil, India, Malaysia and Europe, and each of these geographies has been affected by the outbreak and has taken measures to try to contain it, resulting in disruptions at many of our manufacturing operations and facilities. Further measures may be implemented and there can be no assurance as to when any such restrictions may be eased or lifted. The impact of the pandemic on our business has included and could in the future include:

•	disruptions to or restrictions on our ability to ensure the continuous provision of our manufacturing services and solutions;

•	temporary closures or reductions in operational capacity of our manufacturing facilities;

•	reductions in our capacity utilization levels;

•	temporary closures of our direct and indirect suppliers, resulting in adverse effects to our supply chain, and other supply chain disruptions, which adversely affect our ability to procure sufficient inventory to support customer orders;

•	temporary shortages of skilled employees available to staff manufacturing facilities due to shelter-in-place orders and travel restrictions within as well as into and out of countries;

•	restrictions or disruptions of transportation, such as reduced availability of air transport, port closures, and increased border controls or closures;

•	increases in operational expenses and other costs related to requirements implemented to mitigate the impact of the pandemic;

•	delays or limitations on the ability of our customers to perform or make timely payments;

•	reductions in short- and long-term demand for our manufacturing services and solutions, or other disruptions in technology buying patterns;

•	workforce disruptions due to illness, quarantines, governmental actions, other restrictions, and/or the social distancing measures we have taken to mitigate the impact of COVID-19 at our locations around the world in an effort to protect the health and well-being of our employees, customers, suppliers and of the communities in which we operate (including working from home, restricting the number of employees attending events or meetings in person, limiting the number of people in our buildings and factories at any one time, further restricting access to our facilities and suspending employee travel); and

•	our management team continuing to commit significant time, attention and resources to monitoring the COVID-19 pandemic and seeking to mitigate its effects on our business and workforce.

The global spread of COVID-19 also has created significant macroeconomic uncertainty, volatility and disruption, which may adversely affect our and our customers’ and suppliers’ liquidity, cost of capital and ability to access the capital markets. As a result, the continued spread of COVID-19 could cause further disruptions in our supply chain and customer demand, and could adversely affect the ability of our customers to perform, including in making timely payments to us, which could further adversely impact our business, financial condition and results of operations. In addition, the COVID-19 pandemic has caused an economic slowdown that is likely to continue and is highly likely to cause a global recession. Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts to our business as a result of the pandemic’s global economic impact, including any recession, economic downturn, government spending cuts, tightening of credit markets or increased unemployment that has occurred or may occur in the future, which could cause our customers and potential customers to postpone or reduce spending on our manufacturing services and solutions.

The extent to which the COVID-19 pandemic will continue to impact our business and financial results going forward will be dependent on future developments such as the length and severity of the crisis, the potential resurgence of COVID-19 in the future, future government actions in response to the crisis and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. We cannot at this time quantify or forecast the business impact of COVID-19, and there can be no assurance that the COVID-19 pandemic will not continue to have a material and adverse effect on our business, financial results and financial condition. In addition, the COVID-19 pandemic increases the likelihood and potential severity of other risks described in the section entitled Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2019, as supplemented by the “Risk Factors” sections in our Quarterly Reports on Form 10-Q for the quarters ended September 27, 2019 and December 31, 2019.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of U.S. securities laws, including statements related to measures that we are taking to respond to the challenges presented by the COVID-19 pandemic and the resulting economic disruptions. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: the effects of the COVID-19 pandemic on our business, results of operations and financial condition; that future revenues and earnings may not be achieved as expected; the effects that the current macroeconomic environment could have on our business and demand for our products; the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings; compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on a small number of customers; the impact of component shortages, including their impact on our revenues; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; and that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense. In addition, the COVID-19 pandemic increases the likelihood and potential severity of many of the foregoing risks.

Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended March 31, 2019 and our quarterly reports on Form 10-Q for the fiscal quarters ended September 27, 2019 and December 31, 2019, and in the risk factor included in this Current Report on Form 8-K. The forward-looking statements in this report are based on current expectations and we assume no obligation to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

99.1	Press release, dated May 7, 2020, issued by Flex Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Ltd.

Date: May 7, 2020	By:	/s/ Christopher Collier
	Name:	Christopher Collier
	Title:	Chief Financial Officer